UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36110 (Commission File Number)	34-1755769 (IRS Employer Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

On August 17, 2015, Simon Property Group, L.P. (the “Operating Partnership”) completed its previously announced public offering of $500,000,000 aggregate principal amount of the Operating Partnership’s 2.500% notes due 2020 (the “2020 Notes”) and $600,000,000 aggregate principal amount of the Operating Partnership’s 3.500% notes due 2025 (the “2025 Notes,” and together with the 2020 Notes, the “Notes”).

The Notes were issued pursuant to the thirty-third supplemental indenture, dated as of August 17, 2015 (the “33rd Supplemental Indenture”), to the Operating Partnership’s Indenture (the “Base Indenture”), dated as of November 26, 1996, each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee. For a description of the material terms of the 33rd Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-202562-01), the prospectus dated March 6, 2015, and the related prospectus supplement dated August 10, 2015.

A copy of the 33rd Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Base Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2020 Notes bear interest at a rate of 2.500% per annum and mature on September 1, 2020. The 2025 Notes bear interest at a rate of 3.500% per annum and mature on September 1, 2025. Interest is payable semi-annually in arrears on March 1 and September 1, beginning March 1, 2016 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business on the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may redeem the Notes of either series at its option at any time, in whole or from time to time in part, on not less than 15 and not more than 45 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes of either series will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and a “make-whole” premium calculated under the 33rd Supplemental Indenture (unless the 2020 Notes are redeemed on or after June 1, 2020 or the 2025 Notes are redeemed on or after June 1, 2025, in which case no “make-whole” premium will be payable).

The Notes will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the 33rd Supplemental Indenture (including the form of notes attached thereto).

ITEM 9.01           Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 4.1

Thirty-Third Supplemental Indenture, dated as of August 17, 2015, to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $500,000,000 aggregate principal amount of 2.500% Notes due 2020 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $600,000,000 aggregate principal amount of 3.500% Notes due 2025 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Sidley Austin LLP.

Exhibit 23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2015

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief
Accounting Officer